Exhibit 5.1

[Letterhead of]

CRAVATH, SWAINE & MOORE LLP

[New York Office]

December 1, 2016

Mylan N.V.

$500,000,000 3.000% Senior Notes due 2018

$500,000,000 3.750% Senior Notes due 2020

$1,000,000,000 2.500% Senior Notes due 2019

$2,250,000,000 3.150% Senior Notes due 2021

$2,250,000,000 3.950% Senior Notes due 2026

$1,000,000,000 5.250% Senior Notes due 2046

Form S-4 Registration Statement

Ladies and Gentlemen:

We have acted as special New York counsel to Mylan N.V., a public limited liability company (naamloze vennootschap) incorporated and existing under the laws of the Netherlands (the “Company”), and Mylan Inc., a Pennsylvania corporation (the “Guarantor”), in connection with the filing by the Company and the Guarantor with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-4 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the Company’s proposed issuance and offer to exchange (1) up to $500,000,000 aggregate principal amount of its 3.000% Senior Notes due 2018 to be registered under the Securities Act (the “2018 Exchange Notes”) for a like aggregate principal amount of its outstanding 3.000% Senior Notes due 2018 (the “2018 Restricted Notes”) and up to $500,000,000 aggregate principal amount of its 3.750% Senior Notes due 2020 to be registered under the Securities Act (the “2020 Exchange Notes” and, together with the 2018 Exchange Notes, the “December 2015 Exchange Notes”) for a like aggregate principal amount of its outstanding 3.750% Senior Notes due 2020 (the “2020 Restricted Notes” and, together with the 2018 Restricted Notes, the “December 2015 Restricted Notes”) and (2) up to $1,000,000,000 aggregate principal amount of its 2.500% Senior Notes due 2019 to be registered under the Securities Act (the “2019 Exchange Notes”) for a like aggregate principal amount of its outstanding 2.500% Senior Notes due 2019 (the “2019 Restricted Notes”), up to $2,250,000,000 aggregate principal amount of its 3.150% Senior Notes due 2021 to be registered under the Securities Act (the “2021 Exchange Notes”) for a like aggregate principal amount of its outstanding 3.150% Senior Notes due 2021 (the “2021 Restricted Notes”), up to $2,250,000,000 aggregate principal amount of its 3.950% Senior Notes due 2026 to be registered under the Securities Act (the “2026 Exchange Notes”) for a like aggregate principal amount of its outstanding 3.950% Senior Notes due 2026 (the “2026 Restricted Notes”) and up to $1,000,000,000 aggregate principal amount of its 5.250% Senior Notes due 2046 to be registered under the Securities Act (the “2046 Exchange Notes” and, together with the 2019 Exchange Notes, the 2021 Exchange Notes and the 2026 Exchange Notes, the “June 2016 Exchange Notes”) for a like aggregate principal amount of its outstanding 5.250% Senior Notes due 2046 (the “2046 Restricted Notes” and, together with the 2019 Restricted Notes, the 2021 Restricted Notes and the 2026 Restricted Notes, the “June 2016 Restricted Notes”).

The December 2015 Exchange Notes are to be issued pursuant to the indenture dated December 9, 2015, among the Company, the Guarantor and The Bank of New York Mellon, as trustee (the “December 2015 Indenture”) and the June 2016 Exchange Notes are to be issued pursuant to the indenture dated June 9, 2016 (the “June 2016 Indenture” and, together with the December 2015 Indenture, the “Indentures”), among the Company, the Guarantor and The Bank of New York Mellon, as trustee. The December 2015 Exchange Notes and the June 2016 Exchange Notes will be guaranteed by the Guarantor on the terms set forth in the applicable Indenture (the “December 2015 Guarantees” and the “June 2016 Guarantees,” respectively).

In connection therewith, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including (a) the December 2015 Indenture and forms of the December 2015 Exchange Notes and the December 2015 Guarantees included therein; and (b) the June 2016 Indenture and the forms of the June 2016 Exchange Notes and the June 2016 Guarantees included therein.

In expressing the opinions set forth herein, we have assumed, with your consent and without independent investigation or verification, the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as duplicates or copies, and that the choices of New York law contained in the Indentures are legal and valid under the laws of the Netherlands and Pennsylvania and that insofar as any obligation under the Indentures is to be performed in, or by a party organized under the laws of, any jurisdiction outside the State of New York, its performance will not be illegal or ineffective in any such jurisdiction by virtue of the law of that jurisdiction. In expressing the opinions set forth herein, we have also assumed, with your consent, that the Indentures have been duly authorized, executed and delivered by each party thereto and that the December 2015 Exchange Notes and the June 2016 Exchange Notes conform to the forms of notes included in the applicable Indenture.

Based on the foregoing and subject to the qualifications set forth herein, we are of the opinion as follows:

1. Assuming that the December 2015 Indenture and the December 2015 Exchange Notes have been duly authorized by the Company, when the December 2015 Exchange Notes are executed and authenticated in accordance with the provisions of the December 2015 Indenture and issued and delivered in exchange for the applicable December 2015 Restricted Notes, the December 2015 Exchange Notes will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

2. Assuming that the June 2016 Indenture and the June 2016 Exchange Notes have been duly authorized by the Company, when the June 2016 Exchange Notes are executed and authenticated in accordance with the provisions of the June 2016 Indenture and issued and delivered in exchange for the applicable June 2016 Restricted Notes, the June 2016 Exchange Notes will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

3. Assuming that the December 2015 Indenture and the December 2015 Guarantees have been duly authorized by the Guarantor, when the December 2015 Exchange Notes are executed and authenticated in accordance with the provisions of the December 2015 Indenture and issued and delivered in exchange for the applicable December 2015 Restricted Notes, the December 2015 Guarantees will constitute legal, valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

4. Assuming that the June 2016 Indenture and the June 2016 Guarantees have been duly authorized by the Guarantor, when the June 2016 Exchange Notes are executed and authenticated in accordance with the provisions of the June 2016 Indenture and issued and delivered in exchange for the applicable June 2016 Restricted Notes, the June 2016 Guarantees will constitute legal, valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

We express no opinion herein as to any provision of the Indentures that (a) relates to the subject matter jurisdiction of any Federal court of the United States of America, or any Federal appellate court, to adjudicate any controversy related to the Indentures, (b) contains a waiver of an inconvenient forum or (c) relates to the waiver of rights to jury trial. We also express no opinion as to (i) the enforceability of the provisions of the Indentures to the extent such provisions constitute a waiver of illegality as a defense to performance of contract obligations or any other defense to performance which cannot, as a matter of law, be effectively waived or (ii) whether a state court outside the State of New York or a Federal court of the United States would give effect to the choice of New York law provided for in the Indentures.

We are admitted to practice in the State of New York, and we express no opinion as to matters governed by any laws other than the laws of the State of New York and the Federal laws of the United States of America. In particular, we do not purport to pass on any matter governed by the laws of the Netherlands, the United Kingdom, Sweden or Pennsylvania.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the prospectuses constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

Mylan N.V. Building 4, Trident Place, Mosquito Way Hatfield, Hertfordshire, AL10 9UL, England	/s/ Cravath, Swaine & Moore LLP

120A

O